Exhibit 99.1

News Release

Rayonier Announces Settlement of Securities Class Action Litigation
JACKSONVILLE, Fla., March 13, 2017 - Rayonier Inc. (NYSE:RYN) announced today that the Company has reached an agreement in principle to settle the securities class action litigation pending against it in the United States District Court for the Middle District of Florida (the “District Court”), In re Rayonier Inc. Securities Litigation, Case No. 3:14-cv-01395-TJC-JBT. The settlement will resolve the claims currently asserted against all defendants in the action, including the Company and three former executive officers. The terms agreed upon by the parties contemplate a settlement payment to the class of $73 million, all of which will be funded by the Company’s directors and officers (D&O) liability insurance carriers. The Company expects to incur approximately $740,000 of costs in the first half of 2017 for reimbursement of certain pre-litigation legal expenses in connection with the settlement. The proposed settlement is subject to completion of formal documentation and approval by the District Court following notice to all class members.
David L. Nunes, President and Chief Executive Officer, stated: “We are pleased to have reached an agreement in principle with the plaintiffs and believe that settling the case at this time is in the best interests of the Company and our shareholders. We look forward to putting this matter behind us and continuing to focus our time and attention on strategic initiatives to build long-term value for our shareholders.”
About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States and New Zealand. As of December 31, 2016, Rayonier owned, leased or managed approximately 2.7 million acres of timberlands located in the U.S. South (1.85 million acres), U.S. Pacific Northwest (378,000 acres) and New Zealand (433,000 acres). More information is available at www.rayonier.com.
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Forward-Looking Statements
Forward-Looking Statements - This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. The reader is cautioned not to rely on these forward-looking statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could be vary materially from the expectations and projections of Rayonier. Risks and uncertainties include anticipated financial outcomes, business and market conditions, outlook, expected dividend rate and the implementation of the Company’s business strategies and other similar outcomes relating to the Company’s future events, developments or financial or operational performance or results. For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussions included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward- looking statements except

225 Water Street, Jacksonville, FL 32202 904-357-9100

as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.

Rayonier Contacts:
Investors
Mark McHugh, 904-357-3757
or
Media
Roseann Wentworth, 904-357-9185
roseann.wentworth@rayonier.com

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225 Water Street, Jacksonville, FL 32202 904-357-9100